Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 17, 2023, with respect to the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company, included herein, and to the reference to our firm under the heading "Experts" in the registration statement on Form S-1.
/s/ KPMG LLP
Columbus, Ohio
May 5, 2023